EXHIBIT 10-H
------------
(J-XII)

           PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
               (Park Center Plaza; San Jose, California)

     THIS AGREEMENT is made and entered into as of December ___, 1997 (the "Effective Date") by and between JMB/SAN JOSE ASSOCIATES, an Illinois limited partnership (hereinafter called _xe "Seller":"Seller"), and DIVCO WEST PROPERTIES LLC, a Delaware limited liability company (hereinafter called _xe "\"Buyer\":"_"Buyer").

                            R E C I T A L S

     A. Seller is the owner of that certain real property located in the City of San Jose, County of Santa Clara, State of California, consisting primarily of an office complex and related parking facilities sometimes known as "Park Center Plaza".

     B. Buyer desires to purchase such premises on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following:

           A. That certain real property located in San Jose, California and commonly known as the Park Center Plaza, and being more particularly described on Exhibit "A" attached hereto (the "Real
Property");

           B. All of Seller's right, title and interest in and to any rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property, and all of Seller's right, title and interest in and to all roads and alleys adjoining or servicing the Real Property (collectively, the "Appurtenances");

           C. All of Seller's right, title and interest in and to all improvements and fixtures located on the Real Property, including, without limitation, all buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, landscaping and cleaning equipment, or other services on the Real Property, and along with all on-site parking (collectively, the "Improvements");

           D. All personal property owned by Seller located at the Property and utilized in connection with the operation or maintenance of the Property (the "Personal Property"); and

           E. All right, title and interest of Seller in and to the name "Park Center Plaza", any lease and occupancy rights (including, without limitation, the lessor's interest in and to all tenant leases, including all amendments, modifications and agreements and all material correspondence and other documents affecting in any way any of the parties' obligations under each such lease (the "Leases"), and Seller's interest in all refundable security deposits and prepaid rent, if any, under the Leases


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and any and all guaranties, letters of credit or other credit enhancement relating to the Leases), any and all licenses, permits, certificates of occupancy, development rights, plans and specifications, utility contracts and, to the extent approved by Buyer pursuant to this Agreement, all other agreements relating to the ownership, use and operation of the Property, as defined below (collectively, the "Intangible Property").

           All of the items referred to in subparagraphs A, B, C, D and E above are collectively referred to as the "Property".

     2.    Purchase Price.

           A.    The purchase price (the _xe "\"Purchase
Price\":"_"Purchase Price") for the Property shall be the sum of Seventy-Eight Million Two Hundred Fifty Thousand and No/100 Dollars ($78,250,000).

     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

           A. Escrow Deposit. Within two (2) business days of the Effective Date, Buyer shall deliver $250,000 (together with all interest thereon, the _xe "\"Escrow Deposit\":"_"Initial Escrow Deposit") to Chicago Title Insurance Company, 110 West Taylor Street, San Jose, California 95110
Attention: Linda Tugade (which company or such other national title insurance company selected by Buyer within two (2) business days of the Effective Date, and reasonably approved by Seller, in its capacity as escrow holder hereunder, is called _xe "\"Escrow Holder\":"_"Escrow Holder"). In addition, if Buyer shall deliver the "Approval Notice" prior to the expiration of the "Due Diligence Period", as provided (and defined) in paragraph 4B hereof, Buyer shall concurrently therewith deliver Buyer's check in the amount of $500,000 (the "Additional Escrow Deposit") to Escrow Holder. The Additional Escrow Deposit shall be in the form of Buyer's check which shall be held uncashed by the Escrow Holder until such time as the Closing occurs or, pursuant to the terms hereof, Seller notifies Escrow Holder and Buyer that Seller believes in its good faith discretion that it is entitled to the Escrow Deposit. The Initial Escrow Deposit to be made hereunder shall be made by a bank or cashier's check drawn on a major national money center banking institution (or by other delivery of good funds reasonably acceptable to Seller), and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. The parties hereto hereby acknowledge that the closing of the transactions hereunder (the "Closing") will occur not later than December 30, 1997, and that the parties will reasonably cooperate to most effectively and efficiently cause the delivery of all sums hereunder so as to avoid multiple wires or deliveries of funds hereunder. As used herein, the term "Escrow Deposit" means the Initial Escrow Deposit and, from and after the delivery of good funds, the Additional Escrow Deposit, together with all interest earned on such deposits while the same are held in escrow hereunder. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments (_xe "\"Approved Investments\":"_"Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement. Notwithstanding anything to the contrary contained herein the Escrow Holder shall not be obligated or entitled to cash the Buyer's check for the Additional Escrow Deposit until such time as the Closing occurs or Seller notifies Escrow Holder and Buyer that Seller believes in its good faith discretion that it is entitled to received the Escrow Deposit pursuant to the terms hereof. In the event that pursuant to the terms hereof Buyer is entitled to the return of the Escrow Deposit, Buyer's check for the Additional Escrow Deposit shall be returned to Buyer uncashed.



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           B.    Closing Payment.  The balance of the Purchase Price
(i.e., the Purchase Price less the sum of the Escrow Deposit available as of the date thereof in good funds, as such amounts shall be adjusted by the prorations and credits specified herein) shall be paid by wire transfer through "Escrow" as hereinafter provided of immediately available federal funds on the Closing Date (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     4.    Conditions Precedent.

           A.    Title Matters.

Title Report.

     (a) Buyer has received a copy of a preliminary title report (_xe "\"Preliminary Title Report\":"_"Preliminary Title Report") covering the Property from Chicago Title Insurance Company (which company, or such other national title insurance company selected by Buyer within two (2) business days of the Effective Date and reasonably approved by Seller, in its capacity as title insurer hereunder, is herein called the _xe "\"Title Company\":"_"Title Company"). In addition, Seller has ordered (and will use good faith efforts to cause the delivery to Buyer on or before December 15, 1997) an update of that certain survey of the Property prepared by Mountain Pacific Surveys, which survey shall be certified in customary form to Buyer and Title Company (_xe "\"Survey\":"_"Survey"). If Buyer shall fail to deliver a "Title Objection Notice" (as hereinafter defined) setting forth those title and survey matters to which Buyer objects in its sole and absolute discretion on or before the date which is five (5) business days prior to the end of the "Due Diligence Period", as hereinafter defined (the "Title Review Period"), Buyer shall be deemed to have disapproved the exceptions to title shown on the Preliminary Title Report and the matters disclosed on any survey(s) obtained or delivered hereunder.

     (b) Additional Title Matters. Approval by Buyer in its sole and absolute discretion of any additional exceptions to title matters first disclosed to or discovered by Buyer after the delivery of the Title Objection Notice shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it approves any such additional exceptions to title or survey matters, stating the exceptions so approved, on or before the sooner to occur of three (3) business days after receipt of written notice thereof and the Closing Date, Buyer shall be deemed to have disapproved said additional title exception matters.

     (c) Title Objections. If Buyer shall not approve any title or survey matters which Buyer is permitted to disapprove hereunder, Buyer shall have the right to give written notice thereof ("Title Objection Notice") to Seller within the time periods provided for in Paragraphs 4A(1)(a) or (b), as applicable. Upon receipt by Seller of a Title Objection Notice given in a timely manner (or a deemed title disapproval under Paragraphs 4A(1)(a) or (b) above), then Seller shall have until the sooner to occur of (1) three (3) business days from receipt of such Title Objection Notice (or from the date of Buyer's deemed disapproval as aforesaid) and (2) the Closing Date, within which to notify Buyer as to each properly disapproved matter either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either (a) use commercially reasonable efforts to cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) reasonably acceptable to Buyer insuring over such disapproved matter; provided, however, Seller shall have no liability if for any reason, after electing under (ii) above, such additional disapproved matters are not removed or insured over in a form reasonably acceptable to


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Buyer as of the Closing Date.  Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such additional disapproved matters to be removed. If Seller elects not to cause any or all such additional disapproved matters to be removed or insured over as aforesaid, Buyer shall have until the sooner to occur of (1) three (3) business days from receipt of written notice thereof (or from the date of Seller's deemed election as aforesaid) and (2) the Closing Date, within which to notify Seller in writing either that (x) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement (and thereupon the Escrow Deposit shall be delivered to Buyer). Failure to deliver any written notification by Buyer of its election within such period shall be deemed to be an election to terminate this Agreement.

     (d) Permitted Exceptions. All matters set forth on the Preliminary Title Report which are approved by Buyer pursuant to the terms are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include (i) any title matters objected to by Buyer, which objections are subsequently waived in writing by Buyer, and (ii) any title matters objected to by Buyer, which objections are removed or which are otherwise satisfactorily cured as determined by Buyer in its sole and absolute discretion. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

           (2) Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

           (a) Real estate taxes and assessments not yet due and payable;

           (b) The standard printed exceptions of the standard form ALTA owner's policy of title insurance with so-called "extended coverage" issued by Title Company in the State of California; and

           (c)   The Permitted Exceptions.
Conclusive evidence of the availability of such title shall be the irrevocable commitment of Title Company to issue to Buyer on the Closing Date a standard ALTA owner's policy of title insurance with so-called "extended coverage" ("Owner's Policy"), in the face amount of the Purchase Price, which policy shall (i) show title to the Property to be vested of record in Buyer, (ii) show the Permitted Exceptions to be the only exceptions to title, and (iii) contain such endorsements or additional coverage as Buyer may have requested and Title Company shall have committed to issue in writing during the Due Diligence Period to issue.

           B. Due Diligence Reviews. Buyer shall have until 5:00 p.m. (Pacific time) on December 26, 1997 (the _xe "\"Due Diligence Period\":"_"Due Diligence Period"), within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental, structural, zoning, land use and compliance matters and conditions respecting the Property and any other matters Buyer deems relevant in its sole and absolute discretion. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice. Prior to the Effective Date, Seller shall have delivered to Buyer or made available to Buyer at the office of the Property in San Jose, California all leases, service contracts, third party reports or studies, correspondence with tenants or service providers and all other material documents respecting the Property (to the extent the same are known to Seller and are in Seller's possession or reasonably available to Seller). Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause material damage, loss, cost or expense to Seller or the Property and so as to not materially interfere with or disturb any tenant at the Property, and


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Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement); provided, however, nothing contained in the foregoing shall impose any liability upon Buyer for the mere discovery by Buyer of any pre-existing conditions. Without limitation on the foregoing, in no event shall Buyer (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent. Buyer will coordinate any tenant contact with Seller and comply with any reasonable requirements of Seller in connection therewith (including scheduling tenant contacts toward the end of the Due Diligence Period). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Buyer shall promptly deliver to Seller true, accurate and complete copies of any final written reports relating to the Property prepared for or on behalf of Buyer by any third party (without representation or warranty of any kind by Buyer with respect thereto) and in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole and absolute discretion that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Approval Notice") and concurrently therewith Buyer shall deliver the Additional Escrow Deposit to Escrow Holder (and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B). If, however, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole and absolute discretion that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "Termination Notice"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that, on or before the expiration of the Due Diligence Period, Buyer shall fail to have delivered the Approval Notice to Seller (and concurrently therewith deposit the Additional Escrow Deposit with Escrow Holder as provided for in this Agreement), Buyer shall be deemed to have elected not to proceed with the acquisition of the Property whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate.

           C. Estoppel Certificates. Receipt of estoppel certificates ("Tenant Estoppel Certificates"), from all tenants leasing more than 10,000 square feet of space, together with such additional tenants as may be required so that Tenant Estoppel Certificates are received from tenants leasing, in the aggregate, not less than 80% of the net rentable square feet of space covered by leases in effect as of the date hereof, shall be a condition precedent to Buyer's obligation to purchase the Property hereunder. Each Tenant Estoppel Certificate shall either be substantially in the form provided in Exhibit "C" attached hereto and made a part hereof or in the form, if any, prescribed in the applicable tenant lease and shall disclose no material defaults or other adverse information which is materially inconsistent with the leases or the "Rent Roll" (as hereinafter defined). Seller's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain a Tenant Estoppel Certificate from each tenant at the Property (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend monies therefor), but such obligation shall not affect the provision of such Tenant Estoppel Certificates as a condition precedent to closing. Without


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limiting the condition that Buyer received the Estoppel Certificates described above, Seller shall deliver at the Closing a Seller's estoppel certificate ("Seller's Estoppel") for each tenant that does not deliver a Tenant Estoppel Certificate. The Seller's Estoppel shall state that (i) attached to such estoppel is a true, correct and complete copy of the applicable tenant lease (including all amendments or modifications thereto), (ii) there is no default under the applicable lease, (iii) the rent and other charges payable under the applicable lease, (iv) the commencement and termination date of the applicable lease, and (v) the suite number and square footage covered by the applicable lease. The Seller's Estoppel shall be subject to the limitations on survival contained in paragraph 7C hereof and the limitations on liability contained in paragraph 9B hereof.

     5. Closing Procedure. The sale and purchase herein provided shall be consummated on the Closing Date through escrow ("Escrow") with the Title Company. As used herein, _xe "\"Closing Date\":"_"Closing Date" means December 30, 1997, or such earlier date as may be agreed upon by Buyer and Seller; provided, however, if any of the conditions to Closing set forth in this Agreement is not satisfied on or before the Closing Date or if Buyer shall claim that Seller in is default or has otherwise breached its obligations under this Agreement, Seller shall have the right, at its sole option, to extend the Closing Date for up to ten (10) days in order to attempt to satisfy such conditions or cure such defaults or breaches.

           A. Escrow. On or before the Closing Date, the parties shall deliver to Title Company the documents described below. Such deliveries shall be made pursuant to escrow instructions (_xe "\"Escrow Instructions\":"_"Escrow Instructions") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof.

           B.    Delivery by Parties.

           (1) Seller Deliveries. Seller shall deliver to Escrow the following:

           (a) By Seller, a duly executed and acknowledged grant deed (_xe "\"Deed\":"_"Deed") in the form of Exhibit "D" attached hereto and made a part hereof,

           (b) A duly executed and acknowledged bill of sale, assignment and assumption agreement (_xe "\"Assignment and Assumption
Agreement\":"_"Assignment and Assumption Agreement") in the form of Exhibit "E" attached hereto and made a part hereof;

           (c) Duly executed and acknowledged certificates sufficient for State and Federal law purposes) regarding the "non-foreign" status of Seller;

           (d) To the extent in Seller's possession or control, originals (or copies certified as true and complete, if originals are unavailable) of all tenant leases, Service Agreements, Parking Agreements and Rooftop Agreements. In addition, Seller shall deliver copies of all guaranties, warranties, licenses, permits, certificates of occupancy, plans and specifications, keys and other applicable management material respecting the Property (provided the foregoing items may be delivered by Seller causing the same to be retained at the Property);

           (e) Notices to tenants in form reasonably acceptable to Seller and Buyer informing tenants of the sale of the Property to Buyer and the transfer of security deposits ("Tenant Notices");

           (f)   A signed "Closing Statement" (as hereinafter defined);

           (g) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and


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           (h)   Such additional documents as may be reasonably required
by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

           (2) Buyer Deliveries. Buyer shall deliver to Escrow the following:

           (a) The Closing Payment in immediately available federal funds;

           (b) A duly executed and acknowledged Assignment and Assumption Agreement;

           (c)   A signed Closing Statement;

           (d) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

           (e) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

           (3) Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation,
(y) the Closing Payment (and the Escrow Deposit) shall be delivered by Title Company to Seller and (z) the other deliveries appropriately exchanged and delivered to the parties.

           C. Closing Costs. Seller shall pay (i) the title insurance premium for the Owner's Policy at a rate not in excess of standard issue rates (but excluding any additional or extended coverage or endorsements requested by Buyer), (ii) any documentary transfer tax imposed by the County of Santa Clara and attributable to the Deed (the "County Tax"),
(iii) one-half of any local transfer taxes (other than the County Tax) attributable to the Deed, (iv) the costs to update the Survey and (v) one-half of any escrow or recording charges attributable to the Deed. Buyer shall pay (i) the costs of any ALTA or so called "extended coverage" in connection with, or endorsements to, the Owner's Policy, together with the cost of any other title insurance coverage (such as lender's insurance policies), (ii) one-half of any local transfer taxes (other than the County
Tax) attributable to the Deed, (iii) one-half of any escrow or recording charges and (iv) all fees, costs or expenses incurred by Buyer in connection with Buyer's due diligence reviews hereunder. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided. Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

           D.    Prorations.

           (1) Items to be Prorated. The following shall be prorated between Seller and Buyer such that items of income and expense through the day prior to the Closing Date shall be allocated to Seller, and items of income and expense for the Closing Date and thereafter shall be allocated to Buyer:



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           (a)   All real estate taxes and assessments on the Property for
the current year on a per diem basis. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

           (b) All fixed and additional rentals under the leases, security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease).

To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller within fifteen (15) days after receipt of the same by Buyer. Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any damage remedy (but in no action for eviction or lease termination) against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. Reimbursement amounts due Seller under any reciprocal easement agreements affecting the Property shall be prorated in the same manner as rents hereunder.

           (c) All operating expenses, including those under any reciprocal easement agreements affecting the Property.

           (2) Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given within six months after the date hereof. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The obligations of Seller and Buyer under this paragraph 5D(2) shall survive the closing until June 15, 1998 (and all reprorations shall be finalized prior to such date).



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     6.    Risk of Loss.  If any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction would cost less than Two Hundred Fifty Thousand Dollars ($250,000) to repair or restore and is covered by insurance (other than the deductible amount, if any), then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to any deductible under Seller's property damage insurance policy and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance other than amounts expended to repair any damage or destruction and loss of rent proceeds attributable to the period prior to Closing on account of such damage or destruction. If any of the Property is damaged or destroyed prior to the Closing, and the cost of repair would exceed Two Hundred Fifty Thousand Dollars ($250,000), or if such cost of repair would not exceed $250,000 but such casualty damage is uninsured (and Seller shall elect not to credit Buyer with the amount necessary to repair the same, Seller having the right but not the obligation to so credit), or condemnation proceedings are commenced against any of the Property, then, Buyer shall have the right, at its election, either to terminate this Agreement or to not terminate this Agreement and purchase the Property. Buyer shall have the sooner to occur of the Closing Date or ten (10) business days after Seller notifies Buyer in writing that an event described in the immediately preceding sentence has occurred to make such election by delivery to Seller of an election notice (the "Election Notice"). Buyer's failure to deliver the Election Notice within such period shall be deemed an election to terminate this Agreement. If this Agreement is terminated by delivery of notice of termination to Seller, then Buyer and Seller shall each be released from all obligation hereunder, except as otherwise expressly provided to the contrary herein. If Buyer continues this Agreement, Buyer shall receive a credit against the Purchase Price equal to any deductible under Seller's property damage insurance policy and Seller shall assign to Buyer all of Seller's right, title and interest in and to all insurance proceeds (other than amounts expended to repair any damage or destruction and any loss of rent proceeds attributable to the period prior to the Closing, which shall remain the property of Seller) or condemnation awards on account of such damage, destruction or taking, and Buyer shall accept the Property as damaged or destroyed, on condemned, as the case may be, and the closing shall occur on the terms and conditions contained in this Agreement. As used in this paragraph 6, the cost to repair or restore shall include the cost of lost rental revenue, including additional rent and base rent, occurring after the Closing, if any.

     7.    Representations, Warranties and Covenants.

           A.    Representations, Warranties and Covenants of Seller.

                 (1) General Disclaimer. Except as specifically set forth in Paragraph 7A(2) below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will have had the opportunity to examine, review and inspect all matters which in Buyer in its sole and absolute judgment bears upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in Paragraph 7A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. Without limitation thereon, Buyer agrees that it will not pursue any rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any other applicable environmental laws, rules or regulations. The provisions of the preceding sentence shall not in any way limit Buyer's right to seek contribution or other rights or remedies against Seller under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any other applicable environmental laws, rules or regulations in the event that any claim is made against Buyer under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any other applicable environmental laws, rules or regulations by any governmental agency or any third party based on any facts or circumstances arising prior to the Closing (such rights or remedies in all events being subject to the limitations on liabilities set forth in this Agreement, including those set forth in paragraph 9B hereof).

           (2) Limited Representations and Warranties of Seller. Seller hereby represents and warrants that, except as set forth in Exhibit "F" attached hereto and made a part hereof, Seller has no knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean only the present actual knowledge of Andrea Backman without any duty to investigate (other than to make inquiry of Bob Bronstein of Seller's third party property management company) and with any imputed or constructive knowledge being excluded):

           (a) Rent Roll. Attached as Exhibit "G" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property. Seller has made available, or during the Due Diligence Period will make available, to Buyer true and correct copies of the tenant leases. Seller has not received any written notice of a material default under any of such tenant leases that remains uncured. Notwithstanding anything to the contrary contained herein, if any of the foregoing matters are confirmed as correct in any Tenant Estoppel Certificate which may be delivered hereunder and thereafter the applicable tenant takes an inconsistent position with respect to such matters, Buyer shall look solely to such tenants for any liability or obligation in connection with such matters.

           (b) Litigation. There is no pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

           (c) Compliance. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

           (d) Agreements Affecting the Property. Other than the leases or matters of record, Seller has not entered into any contracts or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except for the service agreements described in Exhibit "H-1" (the "Service Agreements"), the parking easements and agreements described in Exhibit "H-2" (the "Parking Agreements") and the rooftop agreements described in Exhibit "H-3" (the "Rooftop Agreements"). Seller has not received any written notice of any default under any of the foregoing agreements that remains uncured.

           (e) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

           (f) Environmental Matters. Except as set forth in the reports described in Exhibit "I" attached hereto and made a part hereof (the "Environmental Reports"), Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" at, upon, under or within the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean
(i) asbestos, petrochemicals or hydrocarbons and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items
(i) and (ii) above cause the Property (or any part thereof) to be in violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline or any materials such as cleaning supplies, photocopy equipment supplies and other similar materials in quantities commonly stored, found or maintained for similar uses in properties similar to the Property. The term "Environmental Compliance Cost" means any out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material. Buyer hereby acknowledges that it is acquiring the Property subject to the matters disclosed in the Environmental Reports, and Buyer shall at Closing, assume the obligations for, and release Seller from any liability relating to (whether under local, state or federal law), any matters disclosed in the Environmental Reports; provided, however, nothing in the foregoing shall constitute an indemnification by Buyer in favor of Seller for any third party claims with respect to such matters and in the event that any claim is made against Buyer by any governmental agency or any third party based on any violation of environmental laws or any contamination of the Property by Hazardous Materials prior to the Closing Buyer shall be entitled to seek contribution or indemnification from Seller on account thereof in accordance with any applicable laws, rules, regulations or statutes (such rights or remedies in all events being subject to the limitations on liabilities contained in this Agreement, including those set forth in paragraph 9B hereof).

           (g) Options. Seller has not given or granted (nor does Seller have any knowledge of the existence of) any rights of first refusal, rights of first offer or other options to acquire the Property in whole or in part.

           (h) Structural Condition. Except as otherwise disclosed to Buyer, Seller has not received any written notice from any governmental authorities or any third party structural reports or studies that indicate that there are any material structural problems or deficiencies in the Property or any part thereof.

           B. Representations and Warranties of Buyer. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

           C. Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until November 15, 1998, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

           D. Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

           (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

           (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on thirty (30) days' notice.

           (3) Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the Effective Date, Seller shall not enter into any new leases or material modifications of existing leases thereafter without the consent of Buyer (which consent, may be given or withheld in Buyer's sole and absolute discretion). In connection therewith, Buyer shall respond to Seller's request to enter into a new lease or a material modification within five (5) business days after Buyer's receipt of such request. In the event that Buyer fails to respond to such a request within such five (5) business day period, Buyer shall be deemed to have approved the new lease or material modification. In no event shall Seller have any obligation to enter into any new lease or modify any existing lease unless Buyer shall agree to pay or reimburse Seller on the Closing Date for all landlord costs, legal costs, tenant improvement costs and leasing commissions incurred by Seller under or in connection therewith.

     9. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT; AND PROVIDED FURTHER THAT, IF FOLLOWING OR IN CONNECTION WITH A DEFAULT BY SELLER, SELLER SHALL TAKE ACTIONS SO AS TO EITHER PREVENT THE AVAILABILITY OF SPECIFIC PERFORMANCE TO BUYER OR WHICH MATERIALLY ADVERSELY IMPACT THE VALUE OF THE PROPERTY SUCH THAT SPECIFIC PERFORMANCE WOULD NOT PROVIDE BUYER SUBSTANTIALLY WITH THE BENEFITOF THE BARGAIN CONTEMPLATED IN THIS AGREEMENT, AND THE OTHER CONDITIONS SET FORTH ABOVE SHALL BE SATISFIED, BUYER SHALL BE ENTITLED TO A RETURN OF THE ESCROW DEPOSIT AND REIMBURSEMENT OF ITS ACTUAL OUT-OF-POCKET COSTS PAID TO THIRD PARTIES IN CONNECTION WITH THE TRANSACTIONS HEREUNDER (SUCH REIMBURSEMENT NOT TO EXCEED $150,000 IN THE AGGREGATE). EXCEPT AS SET FORTH ABOVE, NO OTHER ACTIONS, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED IN CONNECTION WITH ANY DEFAULT BY SELLER IN THE EVENT THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 9I HEREOF.

           Seller's Initials           Buyer's Initials
     9.    Miscellaneous.

           A.    Brokers.

           (1) Except as provided in subparagraphs (2) and (3) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 9A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

           (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC and Alexis A. Fafenrodt (collectively, the "Seller's Broker") pursuant to separate written agreements between Seller's Broker and Seller. The foregoing payments shall be the sole commissions, fees or payments payable to Seller's Broker in connection with the transactions hereunder.

           (3) If and only if the sale contemplated herein closes, Buyer agrees to pay a brokerage commission to B.T. Commercial (the "Buyer's Broker") pursuant to separate written agreements between Buyer's Broker and Buyer. The foregoing payments shall be the sole commissions, fees or payments payable to Buyer's Broker in connection with the transactions hereunder.

                 B.   Limitation of Liability.

                 (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants, contribution or other obligations (whether express or implied) of, or rights or remedies against Seller under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property shall not exceed $2,500,000.

                 (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

           C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

           D. Time of the Essence. Time is of the essence of this Agreement.

           E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

           F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

           G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, and transferor shall thereupon be released from any obligations hereunder first arising thereafter) provided, however, effective at, and conditioned upon, Closing hereunder, Buyer may assign its interest in this Agreement to an entity affiliated or associated with David Taran and/or Stuart Shiff. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

           H. Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) delivery or refused delivery if deposited with Federal Express or another reliable overnight courier service, (iii) transmission if transmitted by facsimile telecopy (as evidenced by a printed confirmation slip), or (iv) delivery or refused delivery if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required (as evidenced by the return receipt), and addressed as follows:

                 To Buyer:

                 c/o Divco West Properties, LLC
                 111 W. St. John Street
                 Suite 1010
                 San Jose, California  95113
                 Attention: Mr. David A. Taran
                 Facsimile: (408) 293-9690
                 Telephone: (408) 293-9600

                 With Copy To:

                 Orrick, Herrington & Sutcliffe LLP
                 400 Sansome Street
                 San Francisco, California  94111
                 Attention: William G. Murray, Esq.
                 Facsimile: (415) 773-5759
                 Telephone: (415) 773-5802

                 To Seller:

                 c/o JMB Realty Corporation
                 900 North Michigan Avenue
                 12th Floor
                 Chicago, Illinois 60611
                 Attention:  Ms. Andrea Backman
                 Facsimile:  (312) 915-2502
                 Telephone:  (312) 915-2367

                 With Copy To:

                 Pircher, Nichols & Meeks
                 1999 Avenue of the Stars
                 Suite 2600
                 Los Angeles, California 90067
                 Attention: Real Estate Notices (GML)
                 Facsimile: (310) 201-8922
                 Telephone: (310) 201-8900

           I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

           J. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
Each party hereto (i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective telecopied signature, (ii) is aware that the other party will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of documents and notices effecting the transaction contemplated by this Agreement based on the fact that a signature or notice was sent by telecopy.

           K. Waiver of Jury Trial and Consent to Venue. To the fullest extent permitted by law, Buyer and Seller hereby waive their respective right to trial by jury in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with this Agreement or any matter arising hereunder. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. In addition, each party consents to venue and jurisdiction in the Superior Court for the County of Santa Clara or the federal District Court sitting in San Jose. Each party acknowledges that it has received the advice of counsel with respect to this waiver.

           L. Exhibits. The parties acknowledge that Exhibits to be attached hereto have not yet been finalized and agreed upon. In that connection, the parties agree that they shall endeavor in good faith to finalize and attach such Exhibits as they shall each approve within ten
(10) days of the Effective Date. Upon such agreement, the Exhibits shall be a part of and shall be deemed incorporated herein as a part of this Agreement. If the parties are unable to agree on such Exhibits within such ten (10) day period, then this Agreement, and the obligations of the parties to close hereunder, shall thereupon terminate (and the Deposit shall be promptly returned to Buyer).

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO THE OTHER PARTY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                      SELLER:

                      JMB/SAN JOSE ASSOCIATES,
                      An Illinois limited partnership

                      By:   JMB INCOME PROPERTIES, LTD.-XI,
                            an Illinois limited partnership,
                            General Partner

                            By:  JMB REALTY CORPORATION,
                                 a Delaware corporation,
                                 General Partner

                                 By:   _________________________
                                 Name:  _______________________
                                 Title: ________________________


                      By:   JMB INCOME PROPERTIES, LTD.-XII,
                            an Illinois limited partnership,
                            General Partner

                            By:  JMB REALTY CORPORATION,
                                 a Delaware corporation,
                                 General Partner

                                 By:   _________________________
                                 Name:  _______________________
                                 Title: ________________________


                            BUYER:

                            DIVCO WEST PROPERTIES, LLC,
                            a Delaware limited liability company

                            By:
                            Name:  David A. Taran
                            Title: Member

ESCROW HOLDER'S ACKNOWLEDGEMENT

     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

Effective Date: ________, 1997   CHICAGO TITLE INSURANCE COMPANY,
                                 a  corporation

                                 By:__________________________________
                                 Name: _______________________________
                                 Title: ________________________________
                                                  "Escrow Holder"

EXHIBIT LIST

     "A"    - Property Description
     "B"    - Intentionally Deleted
     "C"    - Form of Tenant Estoppel Certificate
     "D"    - Deed
     "E"    - Assignment and Assumption Agreement
     "F"    - Exceptions to Seller's Representations and Warranties
     "G"    - Rent Roll
     "H-1"  - Service Agreements
     "H-2"  - Parking Agreements
     "H-3"  - Rooftop Agreements
     "I"    - Environmental Reports
     "J"    - Exception List for Tenant Options

                              EXHIBIT "A"

                         PROPERTY DESCRIPTION



     All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

     All of Parcels 2, 3 and 4, as shown upon that certain Map entitled, Parcel Map of a portion of Parcel "A" as shown on record of Survey, recorded in Book 237 of Maps, at Page 24, Santa Clara County Records, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on November 28, 1983 in Book 520 of Maps, at Pages 39, 40, 41 and 42.

                              EXHIBIT "B"

                         INTENTIONALLY DELETED

                              EXHIBIT "C"

                  FORM OF TENANT ESTOPPEL CERTIFICATE

                              EXHIBIT "D"

                                 DEED

Recording Requested By and       |
When Recorded Mail To:           |
                                 |
_____________________________    |
____________________________     |
____________________________     |
____________________________     |
Attention:  ________________     |
                                 |
                                 |_____________________________________
APN No.:  _________________
DOCUMENTARY TRANSFER TAX - SEE SEPARATE TRANSFER TAX STATEMENT

GRANT DEED

           FOR VALUE RECEIVED,              , a

 ("Grantor"), grants to
                                                             ,
a ____________________________________ ("Grantee"), all that certain real
property (the "Property") situated in the City of                 , County
of                   , State of California, and more particularly described
in Exhibit A attached hereto and incorporated herein by reference.

           MAIL TAX STATEMENTS TO:
           _________________________________
           _________________________________
           _________________________________
           Attention:  ________________________

           The Property is conveyed to Grantee subject to all matters of record.

           IN WITNESS WHEREOF, the undersigned has executed this Grant Deed on _______________, 199__.

                                                    ,
     a __________________


     By:
     Name:
     Title:

                              EXHIBIT "A"

                           LEGAL DESCRIPTION

                              EXHIBIT "E"

                  ASSIGNMENT AND ASSUMPTION AGREEMENT

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION

(                                ,                      )


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,
the undersigned,                       , a
("Seller"), hereby sells, transfers, assigns and conveys to        ,
a                            ("Buyer"), the following:

     1. Personal Property. All right, title and interest of Seller in and to all personal property owned by Seller and used in connection with the ownership, use, operation or maintenance of the Property described below, including without limitation, those items of tangible personal property described in Exhibit "A" attached hereto and made a part hereof ("Personal Property"), located upon, and used in the operation of, that
certain property commonly known as "                         ",
located in the City of                 , County of                        ,
State of                (collectively, the "Property").

     2. Leases. All right, title and interest of Seller in and to all leases ("Leases") relating to the Property and described in Exhibit "B" attached hereto.

     3. Service Agreements. All right, title and interest of Seller in and to all service agreements ("Service Agreements") relating to the Property, or any part of the same and described in Exhibit "C" attached hereto.

     4. Intangible Property. All right, title and interest of Seller, to the extent assignable, in and to the name "Park Center Plaza", Seller's interest in all refundable security deposits and prepaid rent, if any, under the Leases and any and all guaranties, letters of credit or other credit enhancement relating to the Leases), any and all licenses, permits, certificates of occupancy, development rights, plans and specifications, utility contracts and, to the extent approved by Buyer pursuant to this Agreement, all other agreements relating to the ownership, use and operation of the Property (collectively the "Intangible Property").

     This Bill of Sale, Assignment and Assumption is given pursuant to that certain purchase agreement captioned "PURCHASE AGREEMENT" dated as of
                 , 199__ (as amended, the "Agreement"), between the Seller and Buyer, providing for, among other things, the assignment of the Personal Property, Leases, Service Agreements and Intangible Property. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 9B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

This Bill of Sale, Assignment and Assumption may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     Buyer hereby accepts the foregoing assignment of Personal Property, Leases, Service Agreements and Intangible Property assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof. Seller shall continue to be responsible for all burdens and obligations of Seller under the Personal Property, Leases, Service Agreements and Intangible Property for the period prior to the date hereof and Buyer shall have no liability therefor.


DATED:  As of ________, 199__

SELLER:


a
By:
Name:
Title:

BUYER:


a
By:
Name:
Title:

                              EXHIBIT "F"

         EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

                                 NONE.

                              EXHIBIT "G"

                               RENT ROLL

           Mitsui Manufacturers Bank
           Lease Dated September 1983
           First Amendment Dated February 13, 1985
           Consent to Sublease Dated October 15, 1990
           Sublease Dated October 9, 1990
           Consent to Sublease Dated February 12, 1996
           Sublease Dated February 12, 1996
           Letter Agreement Dated February 12, 1996
           First Amendment to Sublease Agreement Dated June 4, 1997 Second Amendment to Sublease Agreement Dated June 17, 1997 Consent to Modification of Sublease Agreement Dated June 17,
1997

           Price Waterhouse LLP
           Lease Dated July 31, 1984
           Amendment Dated March 1, 1985 (unexecuted)
           Amendment Dated March 12, 1986
           Storage Agreement Dated October 1, 1988
           Lease Extension Dated February 10, 1993
           Subordination, Nondisturbance and Attornment Agreement Dated April, 1993
           Tenant Expansion Dated September 30, 1994
           Tenant Expansion Dated July 20, 1995
           Tenant Expansion Dated October 25, 1995
           Tenant Expansion Dated February 19, 1997

           The Stephenz Group
           Lease Dated November 28, 1995
           Subordination, Nondisturbance and Attornment Agreement Dated November 28, 1995

           Grant Thornton LLP f/k/a Alexander Grant and Company
           Lease Dated November 9, 1984
           First Amendment to Office Lease Dated February 10, 1986 Lease Extension Agreement Dated December 29, 1994
           Subordination, Nondisturbance and Attornment Agreement Dated February 22, 1995
           Tenant Expansion Agreement Dated October 31, 1995

           Neuronetics Corporation Inc. (Suites 750, 760 and 1380) Lease Dated May 22, 1996
           Tenant Expansion Agreement Dated September 11, 1997

           Browning Ferris Industries of California, Inc.

           Suites 800/900
           Lease Dated December 16, 1988
           Addendum to Office Lease Dated December 16, 1988
           Amendment No. 1 to Office Lease Dated December 16, 1988 Subordination, Nondisturbance and Attornment Agreement Dated
December 31, 1988
           Amendment No. 2 to Office Lease and Amendment No. 1 to Work Agreement Dated April 3, 1989
           Office Sublease Dated December 16, 1994
           Consent to Sublease Dated December 20, 1994

           Suites 850

           Lease Dated December 16, 1988
           Addendum to Office Lease Dated December 16, 1988
           Amendment No. 1 to Office Lease Dated December 16, 1988 Subordination, Nondisturbance and Attornment Agreement Dated
December 31, 1988
           Office Sublease Dated December 16, 1994
           Consent to Sublease Dated December 20, 1994

           TCSI Corporation
           Lease Agreement Dated January 31, 1996

           People.Com Consultants, Inc.
           Lease Dated January 11, 1996
           Expansion and Extension Agreement Dated December 6, 1996

           PR Newswire Association, Inc.
           Lease Dated November 11, 1988
           Lease Extension Agreement Dated November 16, 1993
           Lease Extension Agreement Dated March 14, 1997

           ITJ America, Inc.
           Lease Dated October 13, 1997

           Michael P. Groom, Thomas R. Cave, Michael P. Groom as Trustee and Linda P. Cave a/k/a Groom and Cave
           Lease Dated May 10, 1988
           Short Form Lease Dated May 27, 1988
           Addendum to Office Lease Dated July 31, 1987
           Relocation Agreement Dated  February 16, 1995

           The Golden 1 Credit Union
           Lease Dated January 18, 1996
           Lease Extension Agreement Dated November 26, 1996

           Asahi Shimbun America, Inc.
           Lease Dated November 22, 1996

           Valley Credit Union
           Lease Dated September 21, 1990
           Lease Extension Agreement Dated January 22, 1996

           Kaplan Educational Centers, Inc. f/k/a Stanley H. Kaplan Educational Center, Ltd.
           Lease Dated August 16, 1990
           Term Commencement Agreement Dated March 13, 1991

           Haworth, Inc.
           Lease Dated June 1, 1989
           Lease Extension Agreement Dated August 10, 1994
           Lease Extension Agreement Dated August 9, 1996

           Landmark Education Corporation
           Lease Dated September 8, 1997

           Ghassan and Suhair Joudy d/b/a O' Deli
           Lease Dated May 15, 1989
           Lease Amendment Dated April 1, 1993
           Assignment of Lease Dated May 15, 1993

           Pacific Bell Directory
           Lease Dated June 17, 1991
           Lease Extension and Amendment Dated January 19, 1996
           Term Commencement Agreement Dated March 27, 1996

           Frequency Technology, Inc.
           Lease Dated December 23, 1996

           C&H Travel and Tours, Inc.
           Lease Dated February 7, 1997

           Heritage Bank Of Commerce
           Lease Dated October 9, 1996 (Suite 110)
           Subordination, Nondisturbance and Attornment Agreement Dated October 9, 1996 (Suite 110)
           Lease Dated March 18, 1997 (Suite 430)
           Lease Dated November 18, 1997 (Suite 300)

           De Leuw, Cather & Company
           Lease Dated March 16, 1989
           Letter Agreement Dated May 16, 1989
           Tenant Expansion Agreement Dated September 19, 1990
           Assignment of Lease Dated July 18, 1995
           Tenant Expansion Agreement Dated November 16, 1995
           Lease Extension Agreement Dated July 29, 1996
           Tenant Expansion Agreement Dated March 19, 1997
           Extension and Space Reduction Agreement Dated June 12, 1995

           Costantini, Dana & Immer, an accountancy corp. a/k/a Bondi &
Danna
           Lease Dated January 20, 1989
           Lease Expansion/Extension Dated January 11, 1993

           Westin Engineering, Inc.
           Lease Dated June 15, 1990
           Term Commencement Agreement Dated November 29, 1990
           Lease Extension Agreement Dated April 5, 1995
           Letter Regarding Expansion Rights Dated September 11, 1995

           Rollins Hudig Hall Of Northern California/Aon Risk Services,
Inc.
           Lease Dated April 11, 1995
           Lease Termination Notice Dated November 17, 1997

           Steven R. Manchester Incorporated & John L. Williams
Incorporated
           Lease Dated June 15, 1990
           Lease Extension Agreement Dated April 19, 1995
           Letter Agreement Regarding Base Rent Abatement (undated)

           Ann B. Rundquist and J. Rudy Hale, individuals Lease Dated July 27, 1992
           Relocation Agreement Lease Dated February 7, 1994 Tenant Expansion Agreement Dated May 24, 1994 Lease Extension Agreement Dated February 19, 1997 Assignment of Lease Dated October 13, 1995

           Advanced Systems Control, Inc.
           Lease Dated October 8, 1996
           Lease Extension Agreement Dated October 10, 1997

           Caspr Library Systems Inc.
           Lease Dated December 7, 1995

           The County Of Santa Clara
           Lease Dated November 13, 1989
           Amendment Dated December 4, 1990
           Expansion Agreement Dated March 8, 1994
           Expansion Agreement Dated November 16, 1994
           Amendment Dated May 23, 1995

           City Year, Inc.
           Lease Dated May 5, 1994
           Lease Extension Dated August 22, 1994

           Tar Chair, Maykir Yen, Ted S. Lam and Tiffany M. Lam as assignee of PBRB Inc. d/b/a Caffe Dolce
           Lease Dated December 18, 1995
           Assignment of Lease Dated March 21, 1996

           Federal Express Corporation
           Lease Dated November 15, 1993
           Amendment Dated March 14, 1995

           TKW Enterprises Inc. d/b/a Yeung's Sung Yuan Restaurant Lease Dated June 27, 1994

           Tam Enterprises Inc. d/b/a Sir Speedy Printing Center
           Lease Dated February 28, 1994

           Team Ravioli's, Inc.
           Lease Dated March 30, 1992
           Lease Amendment Dated June 24, 1992

           Manpower, Inc./California Peninsula
           Lease Dated April 17, 1991
           Lease Extension Agreement Dated March 5, 1996

           Scott's San Jose d/b/a Scott's Seafood Restaurant
           Lease Dated October 17, 1985
           Amendment No. 1 Dated September 15, 1992

           Imwalle Stegner
           Lease Dated October 22, 1990
           Lease Extension Agreement Dated February 8, 1996
           Lease Extension Agreement Dated February 27, 1997

           Biagini Properties, Inc.
           Lease Dated January 8, 1992
           Lease Extension Agreement Dated June 10, 1997
           Sublease Dated July 10, 1997

           Comms People, Inc.
           Lease Dated May 28, 1997

           Scott P. Feldman, O.D.
           Lease Dated April 11, 1989
           Letter Agreement Regarding Partial Base Rent Abatement Dated May 11, 1989
           Lease Extension Agreement Dated August 24, 1995

           Oracle Corporation
           Lease Dated September 12, 1997

                            EXHIBIT "H(1)"

                          SERVICE AGREEMENTS


Diversified Fire Products_MTM

Browning Ferris Industries of California, Inc._MTM

Four Seasons Landscape and Maintenance, Inc._MTM

Johnson Controls, Inc._MTM

Montgomery KONE, Inc._06/30/00

Service By Medallion, Inc._06/30/98

Plantscaping_12/31/98

The Asset Assurance Co._MTM

Valley Building Maintenance_MTM

Xerox Corporation _06/30/02

Terminix Commercial_MTM

Pitney Bowes Fax_07/23/99

Protection Service Industries
(Fire monitoring, 185 Building)_03/19/98

Diversified Fire Products
(Fire Monitoring, 100 Park Center Plaza, 150 Almaden and 190 Park Center Plaza)_MTM

Diversified Fire Products
(Fire Monitoring 130 Park Center Plaza)_12/17/98

                            EXHIBIT "H(2)"


PARKING AGREEMENTS


Agreements                                        Date of Agreements
----------                                        ------------------

Grant of Reciprocal Easement and
Agreement for Maintenance                         September 22, 1970

Grant of Easements                                September 29, 1970

Agreement for Apportionment of Parking
Revenue and Expense                               March 1, 1972

Parking Agreement                                 November 22, 1972

Settlement Agreement                              February 14, 1973

Lease of Parking Spaces                           February 28, 1973

Lease of Parking Spaces Parcel C
Parking Garage                                    February 28, 1973

Grant of Easement                                 October 22, 1973
Joinder in Grant of Reciprocal
Easement and Agreement for
Maintenance                                       October 22, 1973

Amendment of Lease of Parking Spaces              December 15, 1973

Assignment Agreement                              December 15, 1973

Declaration of Covenants                          June 10, 1974

Grant of Avigation Easement                       November 12, 1985

Joinder in Grant of Reciprocal Easement
and Agreement for Maintenance                     August 6, 1976

Parcel Map with Certification
of the Real Property Owners                       October 17, 1983

Grant of Easement                                 December 14, 1983

Agreement Among Partners of
Park Center Plaza Parcel C                        March 26, 1985

Parking Garage, Park Center Plaza-
The Bank of California Building,
Almaden-San Fernando Partnership Agreement
Among Partners of New Almaden Associates          March 26, 1985

                            EXHIBIT "H(2)"

PARKING AGREEMENTS


Parking Agreement between JMB/San Jose Associates, an Illinois general partnership and New Almaden Associates, a California General Partnership recorded June 20, 1985 in Book J377, page 1946, Official Records.

Supplemental Parking Agreement between JMB/San Jose Associates, an Illinois general partnership, and New Almaden Associates.

Public Parking Covenant and Easement by JMB/San Jose Associates, an Illinois general partnership, recorded October 23, 1985 in Book J494, page 1602, Official Records.

Parking Agreement between Seller and Principal Mutual Life Insurance Company (undated).

Parking Agreement among Park Center Plaza, Wells Fargo Bank and Wolff-Sesnon-Buttery dated August 26, 1985, as amended by First Amendment to Lease between Wells Fargo Bank and Seller dated October 27, 1997.

Parking Sublease between Redevelopment Agency of the City of San Jose ("Redevelopment Agency") and Seller dated March 19, 1996, as amended by First Amendment to Parking Sublease between Redevelopment Agency and Seller dated October 27, 1997.

Parcel 2 Public Parking Covenant and Easement between New Almaden
Associates and Redevelopment Agency recorded October 23, 1985 as Instrument No. 8566697, as amended by First Amendment to Parcel 2 Public Parking Covenant and Agreement between Seller and Redevelopment Agency dated October 27, 1997, recorded on October 31, 1997, as Instrument No. 13919902.

Parcel 1, 3 and 4 Public Parking Covenant and Easement between Seller and Redevelopment Agency, recorded October 23, 1985, as Instrument No. 8566696, as amended by First Amendment to Parcels 1, 3 and 4 Public Parking Covenant and Easement recorded on October 31, 1997, as Instrument No. 13919903.

Lease of Parking Spaces between Seller and ALTA Broadcasting Company dated March 19, 1996.

Parking Lease between West Park Center Plaza and United California Bank dated January 15, 1972, as amended by agreement dated June 1, 1981.

Reciprocal Easement Agreement between Seller and ALTA intended to be recorded immediately prior to closing.

                            EXHIBIT "H(3)"

ROOFTOP AGREEMENTS

Asahi Shimbun America, Inc.
Roof License Agreement Dated August 13, 1997 (150 Almaden)

Destineer Corporation
Roof License Agreement Dated March 18, 1994
Addendum to Roof License (undated)
Lease Amendment Dated September 15, 1994
Lease Extension Agreement Dated September 11, 1997

GTE Mobilnet of California
Roof License Agreement Dated April 1, 1990
Roof License Amendment Dated March 25, 1992
License Extension Agreement Dated March 1, 1995

GWcom
Roof License Agreement Dated November 7, 1997

                              EXHIBIT "I"

ENVIRONMENTAL REPORTS

Law Engineering Testing Company - August 13, 1987
Health Science Associates - June 1, 1989
Blasland, Bouck & Lee, Inc. - August 1994
Cygna Consulting Engineers (Building 100) - September 17, 1992
Cygna Consulting Engineers (Building 102-130) - September 17, 1992 Nabih Youssef & Associates - September 1992
Marx/Okubo & Associates - September 7, 1994
Nabih Youssef & Associates - February 1995
Nabih Youssef & Associates - January 12, 1998